EX-99.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report (the "Report") of TCI Solutions, Inc. (the "Company") on Form 10-KSB for the twelve months ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Lance C. Jacobs, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


A signed original of this written statement required by Section 906 has been provided to [name of issuer] and will be retained by [name of issuer] and furnished to the Securities and Exchange Commission or its staff upon request."


Date:  March 28, 2003                    By:/s/ Lance C. Jacobs
                                            ------------------------------------
                                            Lance C. Jacobs
                                            Chief Financial Officer

                                       42